SCHEDULE A

WELLS FARGO FUNDS MANAGEMENT

INVESTMENT ADVISORY AGREEMENT

WELLS FARGO MASTER TRUST

Master Trust Portfolios	Advisory Fee (as a % of Average Daily Net Assets)
Bloomberg Barclays US Aggregate ex-Corporate Portfolio	First 5B Next 5B Over 10B	0.05 0.04 0.03
C&B Large Cap Value Portfolio	First 500M Next 500M Next 1B Next 2B Next 4B Next 4B Next 4B Over 16B	0.65 0.625 0.60 0.575 0.55 0.525 0.50 0.475
Core Bond Portfolio	First 500M Next 500M Next 2B Next 2B Next 5B Over 10B	0.40 0.375 0.35 0.325 0.30 0.29
Disciplined Large Cap Portfolio	First 1B Next 4B Over 5B	0.25 0.225 0.20
Diversified Large Cap Growth Portfolio	First 500M Next 500M Next 1B Next 2B Next 4B Next 4B Next 4B Over 16B	0.65 0.625 0.60 0.575 0.55 0.525 0.50 0.475
Emerging Markets Bond Portfolio	First 5B Next 5B Over 10B	0.25 0.23 0.21
Emerging Growth Portfolio	First 500M Next 500M Next 1B Next 1B Next 1B Over 4B	0.80 0.775 0.75 0.725 0.70 0.68
Factor Enhanced Emerging Markets Portfolio1	First 5B Next 5B Over 10B	0.15 0.13 0.11
Factor Enhanced International Portfolio2	First 5B Next 5B Over 10B	0.15 0.13 0.11
Factor Enhanced Large Cap Portfolio3	First 5B Next 5B Over 10B	0.10 0.08 0.06
Factor Enhanced Small Cap Portfolio4	First 5B Next 5B Over 10B	0.15 0.13 0.11
Factor Enhanced U.S. Low Volatility Equity Portfolio5	First 5B Next 5B Over 10B	0.10 0.08 0.06
High Yield Corporate Bond Portfolio	First 5B Next 5B Over 10B	0.25 0.23 0.21
Index Portfolio	First 500M Next 500M Next 2B Next 2B Over 5B	0.10 0.10 0.075 0.075 0.050
International Government Bond Portfolio	First 5B Next 5B Over 10B	0.25 0.23 0.21
International Growth Portfolio6	First 500M Next 500M Next 1B Next 2B Over 4B	0.80 0.75 0.70 0.675 0.65
International Value Portfolio	First 500M Next 500M Next 1B Next 2B Over 4B	0.80 0.75 0.70 0.675 0.65
Investment Grade Corporate Bond Portfolio	First 5B Next 5B Over 10B	0.05 0.04 0.03
Large Company Value Portfolio	First 1B Next 4B Over 5B	0.35 0.325 0.30
Managed Fixed Income Portfolio	First 500M Next 500M Next 2B Next 2B Next 5B Over 10B	0.40 0.375 0.35 0.325 0.30 0.29
Real Return Portfolio	First 500M Next 500M Next 2B Next 2B Next 5B Over 10B	0.40 0.375 0.35 0.325 0.30 0.29
Small Company Growth Portfolio	First 500M Next 500M Next 1B Next 1B Next 1B Over 4B	0.80 0.775 0.75 0.725 0.70 0.68
Small Company Value Portfolio	First 500M Next 500M Next 1B Next 1B Next 1B Over 4B	0.80 0.775 0.75 0.725 0.70 0.68
Strategic Retirement Bond Portfolio	First 5B Next 5B Over 10B	0.05 0.04 0.03
U.S. REIT Portfolio	First 5B Next 5B Over 10B	0.10 0.08 0.06

Schedule A amended:  May 28, 2020

1On February 20, 2020 the Board of Trustees of Wells Fargo Master Trust approved the name change of the Factor Enhanced Emerging Markets Portfolio to the Factor Enhanced Emerging Markets Equity Portfolio, effective on or about July 1, 2020.

2On February 20, 2020 the Board of Trustees of Wells Fargo Master Trust approved the name change of the Factor Enhanced International Portfolio to the Factor Enhanced International Equity Portfolio, effective on or about July 1, 2020.

3On February 20, 2020 the Board of Trustees of Wells Fargo Master Trust approved the name change of the Factor Enhanced Large Cap Portfolio to the Factor Enhanced U.S. Large Cap Equity Portfolio, effective on or about July 1, 2020.

4On February 20, 2020 the Board of Trustees of Wells Fargo Master Trust approved the name change of the Factor Enhanced Small Cap Portfolio to the Factor Enhanced U.S. Small Cap Equity Portfolio, effective on or about July 1, 2020.

5On February 20, 2020 the Board of Trustees of Wells Fargo Master Trust approved the establishment of Factor Enhanced U.S. Low Volatility Equity Portfolio, effective on or about July 1, 2020.

6On May 28, 2020 the Board of Trustees of Wells Fargo Master Trust approved the name change and advisory fee reduction for the International Growth Portfolio.  Effective on or about July 7, 2020, the portfolio name and fees will be: Disciplined International Developed Markets Portfolio; First 1B 0.25; Next 4B 0.225; Over 5B 0.20.

            The foregoing fee schedule is agreed to as of May 28, 2020 and shall remain in effect until changed in writing by the parties.

WELLS FARGO MASTER TRUST

By:

                        Catherine Kennedy

                        Secretary

WELLS FARGO FUNDS MANAGEMENT, LLC

By:

            Paul Haast

            Senior Vice President